CONFIDENTIAL TREATMENT REQUESTED                                    EXHIBIT 10.3

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



--------------------------------------------------------------------------------


             AMENDED AND RESTATED MYSOLINE ASSET PURCHASE AGREEMENT

                                 by and between

                        ELAN PHARMA INTERNATIONAL LIMITED

                                       and

                           XCEL PHARMACEUTICALS, INC.

                            dated as of April 1, 2001



--------------------------------------------------------------------------------

                                                          CONFIDENTIAL TREATMENT


                                Table of Contents

                                                                                Page
ARTICLE I. Definitions.......................................................     1

Section 1.01     Defined Terms ..............................................     1
Section 1.02     Construction of Certain Terms and Phrases ..................     8

ARTICLE II. Purchase and Sale of Assets......................................     9

Section 2.01     Purchase and Sale of Assets ................................     9
Section 2.02     Assignability and Consents .................................     9

ARTICLE III. Assumption of Liabilities.......................................    10

Section 3.01     Assumption of Assumed Liabilities ..........................    10

ARTICLE IV. Purchase Price and Payment.......................................    10

Section 4.01     Purchase Price .............................................    10
Section 4.02     Purchase Price Adjustment ..................................    12
Section 4.03     Purchase of Product Inventory ..............................    14
Section 4.04     Payment of Sales, Use and Other Taxes ......................    14
Section 4.05     Impact of Failure to Make Payments .........................    14

ARTICLE V. Closing...........................................................    14

Section 5.01     Time and Place .............................................    14
Section 5.02     Deliveries at Closing ......................................    15

ARTICLE VI. Representations and Warranties of Seller.........................    16

Section 6.01     Books and Records ..........................................    16
Section 6.02     Corporate Organization .....................................    16
Section 6.03     Authority of Seller ........................................    16
Section 6.04     Consents and Approvals .....................................    17
Section 6.05     Non-Contravention ..........................................    17
Section 6.06     Assumed Contracts ..........................................    17
Section 6.07     Purchased Assets Generally .................................    18
Section 6.08     Intellectual Property Rights ...............................    18
Section 6.09     Litigation .................................................    18
Section 6.10     Compliance with Law ........................................    19
Section 6.11     Regulatory Matters .........................................    19
Section 6.12     Brokers ....................................................    19
Section 6.13     Disclosure .................................................    19
Section 6.14     No Other Warranties ........................................    20

                                                          CONFIDENTIAL TREATMENT


ARTICLE VII. Representations and Warranties of Buyer.........................    20

Section 7.01     Corporate Organization .....................................    20
Section 7.02     Authority of Buyer .........................................    20
Section 7.03     Consents and Approvals .....................................    20
Section 7.04     Non-Contravention ..........................................    21
Section 7.05     Litigation .................................................    21
Section 7.06     Brokers ....................................................    21

ARTICLE VIII. Covenants of the Parties.......................................    22

Section 8.01     Non-Assertion of Intellectual Property Rights ..............    22
Section 8.02     Cooperation ................................................     2
Section 8.03     Access .....................................................     2
Section 8.04     Public Announcements .......................................    23
Section 8.05     Non-Solicitation ...........................................    23
Section 8.06     Corporate Names ............................................    23
Section 8.07     Handling of Product Inventory ..............................    24
Section 8.08     Differentiation of Products ................................    24
Section 8.09     Regulatory Matters .........................................    24
Section 8.10     Product Returns, Chargebacks and Rebates ...................    25
Section 8.11     Adverse Experience Reports .................................    27
Section 8.12     Multi-Product Contracts ....................................    27
Section 8.13     Manner of Business .........................................    28
Section 8.14     Assumption of Ongoing Clinical Trials ......................    28
Section 8.15     Compliance Audits ..........................................    28
Section 8.16     Labeling Requirements ......................................    28
Section 8.17     Sale of Mysoline Suspension ................................    28
Section 8.18     Further Assurances .........................................    28

ARTICLE IX. Conditions to the Obligations of Seller..........................    29

Section 9.02     No Actions or Proceedings ..................................    29
Section 9.03     Consents ...................................................    29
Section 9.04     Other Closing Deliveries ...................................    29
Section 9.05     Completion of Equity Financing .............................    29

ARTICLE X. Conditions to the Obligations of Buyer............................    29

Section 10.01    Representations, Warranties and Covenants ..................    29
Section 10.02    No Actions or Proceedings ..................................    30
Section 10.03    Consents ...................................................    30
Section 10.04    Other Closing Deliveries ...................................    30

ARTICLE XI. Indemnification..................................................    30

Section 11.01    Survival of Representations, Warranties, Etc ...............    30
Section 11.02    Indemnification ............................................    30

                                                          CONFIDENTIAL TREATMENT

Section 11.03    Limitations ................................................    33
Section 11.04    Limitation of Liability ....................................    34

ARTICLE XII. Miscellaneous                                                       34

Section 12.01    Confidentiality ............................................     3
Section 12.02    Notices ....................................................    35
Section 12.03    Entire Agreement ...........................................    36
Section 12.04    Waiver .....................................................    36
Section 12.05    Amendment ..................................................    36
Section 12.06    Third Party Beneficiaries ..................................    36
Section 12.07    Assignment; Binding Effect .................................    36
Section 12.08    Headings ...................................................    36
Section 12.09    Severability ...............................................    37
Section 12.10    Governing Law ..............................................    37
Section 12.11    Expenses ...................................................    37
Section 12.12    Counterparts ...............................................    37
Section 12.13    Schedules, Exhibits and Other Agreements ...................    37

                                                          CONFIDENTIAL TREATMENT


             AMENDED AND RESTATED MYSOLINE ASSET PURCHASE AGREEMENT

This Amended and Restated Mysoline Asset Purchase Agreement (this "Agreement")
                                                                   ---------
is made and entered into as of April 1, 2001, by and between Xcel
Pharmaceuticals, Inc., a Delaware corporation ("Buyer"), and Elan Pharma
                                                -----
International Limited, a corporation organized under the laws of the Republic of Ireland ("Seller").
          ------

                                    RECITALS
                                    --------

WHEREAS, subject to the terms and conditions of this Agreement, Seller sold to Buyer, and Buyer purchased from Seller, the Purchased Assets (as defined below) pursuant to that certain Mysoline Asset Purchase Agreement (the "Prior
                                                                 -----
Agreement") dated as of April 1, 2001 by and between Buyer and Seller; and
---------

WHEREAS, the Parties desire to amend and restate the Prior Agreement as set forth herein effective as of April 1, 2001.

                                    AGREEMENT
                                    ---------

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree to amend and restate the Prior Agreement as follows:

                             ARTICLE I. Definitions
                             ----------------------

   Section 1.01 Defined Terms.

As used in this Agreement, the following defined terms have the meanings described below:

     (a) "Action or Proceeding" means any action, suit, proceeding, arbitration,
          --------------------

Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

     (b) "Activity Date" has the meaning set forth in Section 8.10(d).
         --------------

     (c) "Adverse Effect" means an effect or condition that individually or in
          --------------
the aggregate or together with all other events, or changes, or occurrences is, or reasonably could be expected to be, (i) materially adverse to the Purchased Assets, the business, results of operations, or financial condition of the Business, or the Product or (ii) materially adverse to the ability of the Seller to consummate the transactions contemplated by this Agreement.

     (d) "Affiliate" means, with respect to any Person, any other Person which
          ---------
controls, is controlled by or is under common control with such person or entity. A person or entity shall be regarded as in control of another entity if it owns or controls, directly or indirectly, (i) in the case of corporate entities at least fifty percent (50%) (or the maximum ownership interest permitted by law) of the equity securities in the subject entity entitled to vote in the

                                                          CONFIDENTIAL TREATMENT

election of directors and, (ii) in the case of an entity that is not a corporation, at least fifty percent (50%) (or the maximum ownership interest permitted by law) of the equity securities or other ownership interests with the power to direct the management and policies of such subject entity or entitled to elect the corresponding management authority, provided, however, that the term "Affiliate" shall not include subsidiaries or other entities in which a
      ---------
Party or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

     (e) "Agreement" has the meaning set forth in the Preamble hereto.
          ----------

     (f) "Assets and Properties" of any Person means all assets and properties
          ---------------------
of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, regulatory approvals, equipment, inventory, goods and intellectual property.

     (g) "Assumed Contract" means any Contract or portion of a Contract to which
          ----------------
Seller or any of its Affiliates is a party that relates exclusively to the manufacture, marketing, sale or distribution of the Product, including those Contracts listed on Section 6.06 of the Seller Disclosure Schedule, but excluding any Multi-Product Contracts.

     (h) "Assumed Liabilities" means (i) all accounts payable incurred by Buyer
          -------------------
or an Affiliate of Buyer with respect to the Business subsequent to the Closing,
(ii) all Liabilities and obligations that Buyer has expressly assumed or agreed to assume under this Agreement, (iii) all Liabilities and obligations under or pursuant to the Assumed Contracts to be performed following the Closing, but only to the extent that the obligations to pay or perform under such Liabilities, obligations or Assumed Contracts arise following the Closing and relate to goods or services or other benefit received by Buyer after the Closing, (iv) except as otherwise provided herein, all state and federal Medicaid/Medicare rebates related to Product sold after Closing, (v) except as otherwise provided herein, all credits, chargeback rebates, utilization based rebates, reimbursements and similar payments to wholesalers and other distributors, buying groups, insurers and otherinstitutions related to Product that is sold after Closing, (vi) all Liabilities and obligations relating to product liability claims or threatened claims or injuries caused by Product sold by Buyer after the Closing, and (vii) except as otherwise provided herein, all other Liabilities and obligations that arise out of or are related to the ownership of the Purchased Assets (including the Regulatory Approvals) or the Product Inventory, or operation of the Business from and after the Closing.

     (i) "Books and Records" means all files, documents, instruments, papers,
          -----------------
books and records (scientific or financial), excluding Marketing Materials, owned by Seller or an Affiliate of Seller relating exclusively to the Business, including any pricing lists, training materials, customer lists, vendor lists, financial data, and all documentation relating to the Intellectual Property or the Registered Intellectual Property, but excluding any such items to the extent that (i) any applicable Law prohibits their transfer or (ii) any transfer thereof would subject Seller or any of its Affiliates to any contractual or other Liability or obligation.

                                                          CONFIDENTIAL TREATMENT


     (j) "Business" means the activities of manufacturing, marketing, selling
          --------
and distributing the Product in the Territory.

     (k) "Business Day" means a day other than Saturday, Sunday or any day on
          ------------
which banks located in New York are authorized or obligated to close.

     (l) "Buyer" has the meaning set forth in the Preamble to this Agreement.
          -----

     (m) "Buyer Disclosure Schedule" has the meaning set forth in Article VII
          -------------------------
hereof.

     (n) "Buyer Governmental Consent" has the meaning set forth in Section
          --------------------------
7.03(a).

     (o) "Buyer Indemnified Parties" has the meaning set forth in Section
          -------------------------
11.02(a).

     (p) "Buyer Labeling" means the printed labels, labeling and packaging
          --------------
materials, including printed carton, container label and package inserts, used by Buyer and bearing Buyer's name for the Product.

     (q) "Buyer Third Party Consent" has the meaning set forth in Section
          -------------------------
7.03(b).

     (r) "Closing" has the meaning set forth in Section 5.01.
          -------

     (s) "Closing Date" means the date that the Closing actually occurs as
          ------------
provided in Section 5.01.

     (t) "Confidential Information" has the meaning set forth in Section 12.01.
          ------------------------

     (u) "Contract" means any and all commitments, contracts, purchase orders, l
          --------

     (v) "Corporate Names" has the meaning set forth in Section 8.06(a). eases,
          ---------------
or other agreements, whether written or oral.

     (w) "Damages" has the meaning set forth in Section 11.02(a).
          -------

     (x) "Diastat" means (x) a viscous, aqueous-based composition of diazepam
          ------
formulated by or on behalf of Buyer for rectal administration, including any formulation covered by a Patent, and (y) any device licensed, sublicensed, developed or owned by the Buyer for use in conjunction with the foregoing, together, as sold by or on behalf of Buyer under the registered trademark "Diastat."

     (y) "Disclosing Party" has the meaning set forth in Section 12.01.
          ----------------

     (z) "Dollars" and the sign "$" each means lawful money of the United
          -------
States.

     (aa) "Encumbrance" means any mortgage, pledge, assessment, security
           -----------
interest, deed of trust, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

                                                          CONFIDENTIAL TREATMENT


     (bb) "Excluded Assets" means all Assets and Properties of Seller and its
           ---------------
Affiliates except thePurchased Assets and the Product Inventory.

     (cc) "Excluded Liabilities" means all Liabilities of Seller and its
           --------------------
Affiliates except the Assumed Liabilities.

     (dd) "Expiration Date" means the date twelve (12) months after the Closing
           ---------------
Date.

     (ee) "Fourth Quarter" has the meaning set forth in Section 4.02.
           --------------

     (ff) "Governmental or Regulatory Authority" means any court, tribunal,
           ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, or any supra-national organization, state, county, city or other political subdivision thereof.

     (gg) "Gross Profit" means Net Sales for a particular product less cost of
           ------------
goods sold determined in accordance with Generally Accepted Accounting Principles consistently applied.

     (hh) "Indemnification Claim Notice" has the meaning set forth in Section
           ----------------------------
11.02(c).

     (ii) "Indemnified Party" has the meaning set forth in Section 11.02(c).
           ----------------

     (jj) "Indemnifying Party" has the meaning set forth in Section 11.02(c).
           ------------------

     (kk) "Indemnitee" and "Indemnitees" have the respective meanings set forth
          ----------
in Section 11.02(c).

     (ll) "Intellectual Property" means any and all of the following
           ---------------------
intellectual property rights owned by or licensed to Seller and its Affiliates and used exclusively in connection with the Business: (i) Patents, (ii) Know-how; (iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; (iv) brand names, trade names, trade dress, logos, common law trademarks and service marks, and trademark and service mark registrations, renewals andapplications therefor, including all good will of the Business symbolized thereby or associated therewith (excluding the Elan tradename and the Elan trademark and logo); (v) any similar or equivalent rights to any of the foregoing in the Territory; and (vi) rights to sue and recover damages or obtain injunctive relief for infringement, dilution or misappropriation of the items set forth in clauses (i) - (v) above.

     (mm) "Know-how" means all information and materials owned or licensed by
           --------
Seller and its Affiliates and used exclusively in connection with the Business, including any Product specifications, technical knowledge, expertise, skill, practice, inventions, procedures, formulae, trade secrets, confidential information, analytical methodology, processes, preclinical,

                                                          CONFIDENTIAL TREATMENT


clinical, stability, toxicology and other data, market studies and all other experience and know-how, in tangible or intangible form, whether or not patented or patentable; provided, however, that Know-how shall not include (i) any plant, property, equipment or employees, and (ii) any items to the extent that any applicable Law prohibits their transfer or any transfer thereof would subject Seller or any of its Affiliates to any material Liability or other obligation.

     (nn) "Knowledge" with respect to any Party, means the actual knowledge of
           ---------
the senior management (or persons performing similar functions) of such Person.

     (oo) "Law" means any federal, state or local law, statute or ordinance, or
           ---
any rule, regulation, or published guidelines promulgated by any Governmental or Regulatory Authority.

     (pp) "Liability" means any liability (whether known or unknown, asserted or
           ---------
unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes.

     (qq) "Marketing Materials" means all market research, marketing plans,
           -------------------
media plans, advertising, promotional and marketing books and records owned by Seller and its Affiliates as of the Closing and used exclusively in connection with the marketing or promotion of the Product, other than any such items to the extent that (i) any applicable Law prohibits their transfer or (ii) any transfer thereof would subject Seller or any of its Affiliates to any contractual or other Liability or obligation.

     (rr) "Maximum Returns Credit Amount" has the meaning set forth in Section
           -----------------------------
8.10(a).

     (ss) "Multi-Product Contracts" has the meaning set forth in Section 8.12.
           -----------------------

     (tt) "Mysoline Credit" has the meaning set forth in Section 4.02.
           ---------------

     (uu) "Mysoline Payment" has the meaning set forth in Section 4.02.
           ----------------

     (vv) "Mysoline Quarterly Target" has the meaning set forth in Section 4.02.
           -------------------------

     (ww) "Mysoline Rx Demand Net Sales" means, for a given period, the total
           ----------------------------
number (i.e. from both new and refill prescriptions) of equivalent 100 tablet packs of 50mg and 250mg Product dispensed, determined based on data reported by Scott Levin SPA (Source Prescription Audit) national level audit and increased by [CONFIDENTIAL TREATMENT REQUESTED] to account for channels of distribution not fully captured by Scott Levin, multiplied by either (1) [CONFIDENTIAL TREATMENT REQUESTED], in the case of 50mg packs, or (2) [CONFIDENTIAL TREATMENT REQUESTED], in the case of 250mg packs.

     (xx) "Mysoline Suspension" means the liquid formulation of Product sold in
           -------------------
eight (8) fluid ounce bottles and more particularly described in NDC No.
0430-08.d

     (yy) "Net Sales" means the gross amount invoiced for a specified product
           --------
for anapplicable period by Buyer or its Affiliates to third parties less:

                                                          CONFIDENTIAL TREATMENT


             (i)   quantity, trade and/or cash discounts allowed or given;

             (ii) credits or refunds allowed for the return of rejected, outdated, damaged or returned product;

             (iii) rebates, chargebacks and price adjustments allowed or given; and

             (iv) sales and other excise taxes and duties directly related to the sale, transportation or delivery, to the extent that such items are included in the gross invoice price (but not including taxes assessed against the income derived from such sale).

Each of the items set forth in clauses (i)-(iv) above shall be deducted from the gross amount invoiced only to the extent charged against Buyer or its Affiliates and evidenced in Buyer's or its Affiliates' books and records of account. Deductions shall be determined in accordance with U.S. Generally Accepted Accounting Principles consistently applied. If product is sold for compensation other than cash, Net Sales shall be calculated based on the gross list price of the product on the date of sale.

Sales of product by and between a Party and its Affiliates are not sales to a third party and shall be excluded from Net Sales calculations for all purposes.

     (zz)  "Non-disclosing Party" has the meaning set forth in Section 12.01.
            --------------------

     (aaa) "Non-Soliciting Party" has the meaning set forth in Section 8.05.
            --------------------

     (bbb) "Order" means any writ, judgment, decree, injunction or similar order
            ----
of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     (ccc) "Ordinary Course of Business" means such action that is consistent
            ---------------------------
with the past practices of the Business.

     (ddd) "Parties" means Buyer and Seller.
            -------

     (eee) "Party" means each of Buyer and Seller.
            -----

     (fff) "Patent" means any patents, provisional patent applications and
            ------
similar instruments (including any divisions, continuations, continuations-in-part, reissues, renewals, extensions or the like of any such patent, application or instrument) as well as any foreign equivalents thereof (including certificates of invention and any applications therefor).

     (ggg) "Permitted Encumbrance" means (i) any Encumbrance for Taxes not yet
            ---------------------
due or delinquent or for those Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established and
(ii) any minor imperfection of title or similar Encumbrance that individually or in the aggregate would not have an Adverse Effect.

     (hhh) "Person" means any natural person, corporation, general partnership,
            ------
limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                                                          CONFIDENTIAL TREATMENT


     (iii) "Prior Agreement" has the meaning set forth in the Recitals hereto.
            ---------------

     (jjj) "Product" means the chemical substance 5-ethyldehydro-5-phenyl-4,6
            -------
(1H, 5H) pyrimidinedrone, otherwise known as Primidone, as sold by or on behalf of Seller under the registered trademark "Mysoline." Without limiting the foregoing, Product includes each of the formulations set forth on Exhibit A.

     (kkk) "Product Acquisition Financing Agreement" means that certain Product
            --------------------------------------
Acquisition Financing Agreement between Seller and Buyer dated March 31, 2001.

     (lll) "Product Inventory" means all inventory, including all inventory of
            -----------------
finished Product in sample form, owned as of the Closing by Seller or any Affiliate thereof of finished Product or works in progress or materials used in the manufacture of finished Product, whether held at a location or facility of Seller or any Affiliate (or of any other Person on behalf of Seller or any Affiliate) or in transit to or from Seller or any Affiliate (or any such other Person); provided, however, that "Product Inventory" shall not include any inventory of Mysoline Suspension.

     (mmm) "Purchase Price" has the meaning set forth in Section 4.01.
            --------------

     (nnn) "Purchase Price" has the meaning set forth in Section 4.01.
            --------------

     (ooo) "Purchased Assets" means, subject to Section 2.02 and except as
            ----------------
otherwise provided on the Seller Disclosure Schedule: (i) the Intellectual Property; (ii) the Registered Intellectual Property; (iii) the Assumed Contracts; (iv) the Books and Records; (v) the Regulatory Approvals; and (vi) the Marketing Materials.

     (ppp) "Quarter" has the meaning set forth in Section 4.02.
            -------

     (qqq) "Registered Intellectual Property" means, as they relate exclusively
            --------------------------------
to the Product, all of the following Intellectual Property registered in the
Territory: (i) the registered trademarks and applications to register trademarks identified in Section 6.08(a) of the Seller Disclosure Schedule.

     (rrr) "Regulatory Approvals" means, as they relate exclusively to the
            --------------------
Product and to the extent owned or licensed by Seller, the new drug applications and new drug submissions for the Product identified in Section 6.11 of the Seller Disclosure Schedule, all supplements thereto and all regulatory files relating thereto, including any and all (i) regulatory filings and supporting documents, clinical studies and tests (excluding DEA licenses, and wholesale, distributor and pharmacy licenses); and (ii) records maintained under Good Manufacturing Practices ("GMPs") or other record keeping or reporting requirements of the FDA, the Environmental Protection Agency, the Occupational Health and Safety Administration or any other Governmental or Regulatory Authorities, including all investigational new drug applications, abbreviated new drug applications, drug master files, FDA approvals for export, FDA warning letters, FDA Notices of Adverse Finding Letters, FDA audit reports (including any responses to such reports), all other correspondence and communications with Governmental or Regulatory Authorities in connection with the Product, adverse event files, IND safety reports

                                                          CONFIDENTIAL TREATMENT

and complaint files (as well as any foreign equivalents of the foregoing) with respect to the Product.

     (sss)  "Royalties" has the meaning set forth in Section 4.01(c).
             ---------

     (ttt)  "Royalty Term" has the meaning set forth in Section 4.01(c).
             ------------

     (uuu)  "Second Quarter" has the meaning set forth in Section 4.02.
             --------------

     (vvv)  "Seller" has the meaning set forth in the Preamble to this
             ------
Agreement.

     (www)  "Seller Disclosure Schedule" has the meaning set forth in the
             --------------------------
preamble to Article VI of this Agreement.

     (xxx)  "Seller Governmental Consent" has the meaning set forth in Section
             ---------------------------
6.04(a).

     (yyy)  "Seller Third Party Consent" has the meaning set forth in Section
             --------------------------
6.04(b).

     (zzz)  "Soliciting Party" has the meaning set forth in Section 8.05.
             ----------------

     (aaaa) "Tax" means all of the following tax in connection with the
             ---
operations of the Business or the transactions contemplated hereby: (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment imposed by an governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign); (ii) any Liability for the payment of any amounts of the type described in (i) as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any Taxable period; and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     (bbbb) "Territory" means the United States, its territories and possessions
             ---------
and the Commonwealth of Puerto Rico.

     (cccc) "Third Party Claim" has the meaning set forth in Section 11.02(d).
             -----------------

     (dddd) "Third Quarter" has the meaning set forth in Section 4.02.
             -------------

     (eeee) "Transition Chargebacks" has the meaning set forth in Section
             ----------------------
8.10(d).

   Section 1.02  Construction of Certain Terms and Phrases.

Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article," "Section" or "Exhibit" refer to the

                                                          CONFIDENTIAL TREATMENT


specified Article, Section or Exhibit of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase, "and/or"; and (f) the term "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used but not defined herein shall have the meaning ascribed to such terms under U.S. Generally Accepted Accounting Principles, consistently applied.

                    ARTICLE II. Purchase and Sale of Assets
                    ---------------------------------------

   Section 2.01      Purchase and Sale of Assets.

     (a) Subject to the terms and conditions of this Agreement, at the Closing, Seller shall, or shall cause its relevant Affiliates to, sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller and such Affiliates, all of Seller's and each such Affiliate's right, title and interest, as of the Closing, in and to the Purchased Assets relating to the Territory.

     (b) Notwithstanding anything contained in this Agreement to the contrary,
(i) from and after the Closing, Seller and its Affiliates shall retain all of their right, title and interest in and to the Excluded Assets and (ii) Seller may retain an archival copy of all Assumed Contracts, Books and Records, Marketing Materials and other documents or materials conveyed hereunder.

   Section 2.02      Assignability and Consents.

Notwithstanding anything to the contrary contained in this Agreement, if the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer of any asset that would be a Purchased Asset is (a) prohibited by any applicable Law or (b) would require any authorizations, approvals, consents or waivers from a third Person or Governmental or Regulatory Authority and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, then in either case the Closing shall proceed without the sale, assignment, transfer, conveyance or delivery of such asset and this Agreement shall not constitute an agreement for the sale, assignment, transfer, conveyance or delivery of such asset; provided that nothing in this Section 2.02 shall be deemed to waive the rights of Buyer not to consummate the transactions contemplated by this Agreement if the conditions to its obligations set forth in Article X have not been satisfied. In the event that the Closing proceeds without the sale, assignment, transfer, conveyance or delivery of any such asset, then following the Closing, the Parties shall use their reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that Seller shall not be required to pay any consideration to obtain any such authorization, approval, consent or waiver. Pending such authorization, approval, consent or waiver, the Parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyer the benefits of use of such asset and to Seller the benefits, including any indemnities, that, in each case, it would have obtained had the asset been conveyed to Buyer at the Closing. To the extent that Buyer is provided the benefits pursuant to this Section 2.02 of any Contract, Buyer shall (x) perform for the benefit of the other parties thereto the obligations of Seller or any Affiliate of Seller thereunder and (y) shall satisfy

                                                          CONFIDENTIAL TREATMENT

any related Liabilities with respect to such Contract that, but for the lack of an authorization, approval, consent or waiver to assign such obligations or Liabilities to Buyer, would be Assumed Liabilities. Once authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of any such asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, Seller shall assign, transfer, convey and deliver such asset to Buyer at no additional cost to Buyer.

                     ARTICLE III. ASSUMPTION OF LIABILITIES
                     --------------------------------------

   Section 3.01 Assumption of Assumed Liabilities.

     (a) Subject to the terms and conditions of this Agreement, as of the Closing Date, Buyer agrees to assume, satisfy, perform, pay, discharge and otherwise be responsible for the Assumed Liabilities.

     (b) Other than the Assumed Liabilities, Buyer shall not assume or be deemed to have assumed or guaranteed, or otherwise be responsible for, any other Liability or obligation of any nature, whether direct or indirect, of Seller or any of its Affiliates relating to the Purchased Assets or otherwise, without regard to whether such Liability or obligation is known, knowable, or unknown, matured or unmatured, liquidated or unliquidated, fixed or contingent, arising out of acts, omissions or occurrences prior to the Closing Date or any conditions existing prior to the Closing Date.

                     ARTICLE IV. PURCHASE PRICE AND PAYMENT
                     --------------------------------------

   Section 4.01 Purchase Price.

As consideration for the Purchased Assets, Buyer shall:

        (a) [CONFIDENTIAL TREATMENT REQUESTED];

        (b) assume the Assumed Liabilities as of the Closing; and

        (c) for the period beginning on July 1, 2001, and ending on December 31, 2015 (the "Royalty Term"), pay to Seller royalties on the aggregate Net Sales of
           ------------
Product in the Territory during each calendar year as follows (the "Royalties"):
                                                                    ---------

          [CONFIDENTIAL                          [CONFIDENTIAL
            TREATMENT                               TREATMENT
            REQUESTED]                              REQUESTED]


          [CONFIDENTIAL                          [CONFIDENTIAL
            TREATMENT                               TREATMENT
            REQUESTED]                              REQUESTED]
          [CONFIDENTIAL                          [CONFIDENTIAL
            TREATMENT                               TREATMENT
            REQUESTED]                              REQUESTED]
          [CONFIDENTIAL                          [CONFIDENTIAL
            TREATMENT                               TREATMENT
            REQUESTED]                              REQUESTED]

                                                          CONFIDENTIAL TREATMENT

; provided, however that Buyer shall pay to Seller royalties owing on Net Sales of Product during the period from July 1 to December 31, 2001 equal to [CONFIDENTIAL TREATMENT REQUESTED] of the aggregate Net Sales of Product during such six (6) month period (and not on the aggregate Net Sales of Product during the entire 2001 calendar year). In the event the Product is not available for sale (whether as a result of any action or inaction of Buyer, any Governmental or Regulatory Authority, or for any other reason) for any extended period of time during the Royalty Term, Buyer will pay to Seller a royalty on Net Sales of an alternative Buyer product for the remainder of the Royalty Term, such alternative product to be identified and selected by Buyer in good faith and in Buyer's sole discretion; provided, however, that the alternative Buyer product and the royalty rate shall be selected so that the total royalty payments made by Buyer to Seller on the Net Sales of such alternative product are as nearly equivalent as possible to the estimated Royalty Payments Seller would receive if the Product remained available for sale on an uninterrupted basis throughout the Royalty Term.

The Purchase Price and the Royalties shall be paid by Buyer to Seller in the amount set forth above by wire transfer of immediately available funds to the account designated by Seller prior to the date on which such payment is due; provided, however, that Buyer shall be entitled to finance up to sixty percent (60%) of the Purchase Price, subject to and in accordance with the terms of the Product Acquisition Financing Agreement. The Purchase Price is non-refundable and not subject to any future performance obligations upon Seller nor creditable to any future service by Seller. Buyer shall provide a report to Seller no later than thirty (30) days after the end of each calendar quarter during the Royalty Term setting forth (1) the aggregate Net Sales of Product in the Territory for such quarter and for the current calendar year and (2) the Royalties payable to Seller for such calendar quarter, all in sufficient detail to permit Seller to determine whether the calculation of Net Sales and Royalties is accurate. Buyer shall cause its representatives and employees to be available to Seller to discuss any questions or comments of Seller concerning such report. The Royalties payable to Seller for each calendar quarter shall be paid on the date such report is delivered to Seller. Notwithstanding the foregoing, (i) the Royalties paid by Buyer to Seller for each of the first three calendar quarters for any calendar year shall not exceed twenty five percent (25%) of Buyer's good faith estimate of the aggregate Royalties that will be owing to Seller for such calendar year and (ii) the Royalties paid by Buyer to Seller for the fourth calendar quarter of each calendar year shall be in an amount so that the aggregate Royalties for such calendar year equal the aggregate Royalties Seller is to receive for such calendar year. In the event that the Royalties paid by Buyer to Seller for the first three calendar quarters of any calendar year exceed the aggregate Royalties Seller is to receive for such calendar year, the excess Royalties shall be treated as an advance payment of the Royalties owing to Buyer for the next calendar year.

Buyer shall keep for a period of four (4) years from the date hereof complete and accurate records of sales and all other information necessary to accurately calculate Net Sales of Product as required pursuant to this Section 4.01(c). Seller shall have the right through its representatives or an independent, certified public accountant to audit such records at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of Net Sales of Product made hereunder. Such audits may be exercised during normal business hours upon reasonable prior written notice to Buyer. Seller shall bear the full cost of such audit unless such audit discloses a variance of more than five percent (5%) from the amount of any royalty payment calculated under this Agreement, in which case Buyer shall bear the full cost of

                                                          CONFIDENTIAL TREATMENT


such audit. In the event that Buyer disputes the results of Seller's audit, Buyer and Seller shall attempt to resolve such dispute in good faith. Any amounts that are determined or agreed to be due and owing by Buyer to Seller or by Seller to Buyer following such audit shall be paid within ten (10) days thereafter, together with any interest due thereon (at a rate equal to seven percent (7%) per annum).

During the Royalty Term, Seller agrees to advise Buyer on Buyer's sales and marketing strategies as reasonably requested by Buyer.

   Section 4.02 Purchase Price Adjustment.

The Purchase Price shall be subject to adjustment as follows:

     (a) Net Sales Adjustment. In the event that total Net Sales of Product in
         --------------------
the United States for any of the following periods (x) the three months ending June 30, 2001 (the "Second Quarter"), (y) the three months ending September 30,
                    --------------
2001 (the "Third Quarter") and (z) the three (3) months ending December 31, 2001
           -------------
(the "Fourth Quarter"; each of the Second Quarter, the Third Quarter and the
      --------------
Fourth Quarter being a "Quarter"), are less [CONFIDENTIAL TREATMENT REQUESTED]
                        -------
(the "Mysoline Quarterly Target"), Seller shall pay to Buyer (the "Mysoline
      ------------------------                                     --------
Payment"), for each Quarter for which total Net Sales of Product in the United
------
States was less than the Mysoline Quarterly Target, an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] of the difference between (i) the lesser of the Mysoline Quarterly Target and the Mysoline Rx Demand Net Sales and (ii) the total Net Sales of Product in the United States for such Quarter. In the event that total Net Sales of Product in the United States for any Quarter is greater than the Mysoline Quarterly Target, Seller shall be entitled to receive a credit (the "Mysoline Credit") from Buyer equal [CONFIDENTIAL TREATMENT REQUESTED] of
      ---------------
the difference between (aa) the Mysoline Quarterly Target and (bb) the total Net Sales of Product in the United States for such Quarter.

     (b) Reports; Payments; Application of Credits. In connection with the
         -----------------------------------------
adjustments set forth in Section 4.02(a) hereof, Buyer shall provide a report to Seller no later than sixty (60) days after the end of each Quarter setting forth the calculation of Net Sales of Product in the United States and Mysoline Rx Demand Net Sales for the Product for such Quarter and the amount of the applicable credit or payment due, each in sufficient detail to permit Seller to determine whether the calculation of Net Sales in the United States, Mysoline Rx Demand Net Sales and applicable payment or credit due is accurate. Buyer shall cause its representatives and employees to be available to Seller to discuss any questions or comments of Seller concerning such report. If at the end of any Quarter a Mysoline Payment is due, Seller shall pay to Buyer within thirty (30) days after receipt of Buyer's report for such Quarter an amount equal to such Mysoline Payment less the amount of any Mysoline Credits accrued for a previous Quarter or Quarters. If at the end of the Fourth Quarter a Mysoline Credit is due, Buyer shall pay to Seller the amount of such Mysoline Credit accrued up to the amount of any Mysoline Payments previously made. Any Mysoline Credit outstanding at the end of the Fourth Quarter that has not been applied against a Mysoline Payment shall be cancelled. Each payment to be made pursuant to this
Section 4.02 shall be paid by wire transfer of immediately available funds to an account or accounts designated by Buyer or Seller, as the case may be, prior to the date on which such payment is due.

                                                          CONFIDENTIAL TREATMENT


     (c) Gross Profits Adjustments.
         -------------------------

     (i)   March 31, 2003 Adjustment. For the twelve (12) month period ending
           -------------------------
March 31, 2003, Buyer shall pay to Seller [CONFIDENTIAL TREATMENT REQUESTED]. Any payments required to be made pursuant to this Section 4.02(c)(i) shall be made on or before April 30, 2003.

     (ii)  March 31, 2004 Adjustment. For the twelve (12) month period ending
           -------------------------
March 31, 2004, Buyer shall pay to Seller [CONFIDENTIAL TREATMENT REQUESTED]. Any payments required to be made pursuant to this Section 4.02(c)(ii) shall be made on or before April 30, 2004.

     (iii) Reports; Payments. In connection with the payment of any adjustments
           -----------------
set forth in Sections 4.02(c)(i) and (ii) hereof, Buyer shall provide a report to Seller no later than thirty (30) days after the end of the applicable twelve
(12) month period setting forth the calculation of Gross Profits for such twelve
(12) month period and the amount of the applicable adjustment due, each in sufficient detail to permit Seller to determine whether the calculation of Gross Profits and the calculation of the applicable adjustment due is accurate. Buyer shall cause its representatives and employees to be available to Seller to discuss any questions or comments of Seller concerning such report. Each payment to be made pursuant to this Section 4.02(c) shall be paid by wire transfer of immediately available funds to an account or accounts designated by Seller prior to the date on which such payment is due; provided, however that Buyer shall be entitled to finance up to one hundred percent (100%) of each of the payments, if any, set forth in Sections 4.02(c)(i) and (ii) above subject to and in accordance with the terms of the Product Acquisition Financing Agreement.

     (iv) Notwithstanding any other provision in this Agreement to the contrary, in the event that a generic form of the 50mg formulation of Product is approved by the United States Food and Drug Administration for marketing in the United States prior to April 1, 2004, all amounts otherwise due and payable under this Section 4.02(c) on or after the date of such approval shall be waived and forgiven and no further amounts under this Section 4.02(c) shall accrue thereafter.

     (d) Records; Access; Audit. Buyer shall keep for a period of four (4) years
         ----------------------
from the date hereof complete and accurate records of sales and all other information necessary to accurately calculate Net Sales of Product, Mysoline Demand Rx Net Sales, and Gross Profits as required pursuant to Section 4.02(a) and (c) above. Seller shall have the right through its representatives or an independent, certified public accountant to audit such records at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of Net Sales of Product, Mysoline Demand Rx Net Sales, and Gross Profits made hereunder. Such audits may be exercised during normal business hours upon reasonable prior written notice to Buyer. Seller shall bear the full cost of such audit unless such audit discloses a variance of more than five percent (5%) from the amount of any payment or credit calculated

                                                          CONFIDENTIAL TREATMENT


with respect to Net Sales of Product, Mysoline Demand Rx Net Sales or Gross Profits under this Agreement, in which case Buyer shall bear the full cost of such audit. In the event that Buyer disputes the results of Seller's audit, Buyer and Seller shall attempt to resolve such dispute in good faith. Any amounts that are determined or agreed to be due and owing by Buyer to Seller or by Seller to Buyer following such audit shall be paid within ten (10) days thereafter, together with any interest due thereon (at a rate equal to seven percent (7%) per annum).

   Section 4.03  Purchase of Product Inventory.

At a mutually agreed upon time, but no later than sixty (60) days after the Closing, Buyer shall purchase from the appropriate Affiliate of Seller all Product Inventory of such Affiliate with acceptable dating at a price equal to such Affiliate's cost therefor, which amount shall be payable to Seller on or before March 29, 2002. All of the finished Product included in Product Inventory
(a) shall be saleable in the Ordinary Course of Business, except for normal and customary amounts of below-standard quality Product, and except with respect to any sample inventory of finished Product, and (b) shall have been produced or manufactured in accordance with the specifications for such Product as set forth in the applicable Regulatory Approvals and substantially in compliance with applicable Law. All raw materials and works in progress included in Product Inventory shall be useable in the Ordinary Course of Business except for normal and customary amounts of below-standard quality raw materials and works in progress. The payment to be made pursuant to this Section 4.03 shall be paid by wire transfer of immediately available funds to an account or accounts designated by the appropriate Affiliate of Seller prior to the date on which such payment is due. Until the time that such Product Inventory is transferred to Buyer, the appropriate Affiliate of Seller shall hold, store and ship such Product Inventory substantially in accordance with (i) all applicable Laws, (ii) current GMPs, (iii) the applicable Regulatory Approvals, and (iv) applicable analytical methods and procedures, material specifications, master batch records and stability protocols. Seller represents that its Affiliate has acted in accordance with clauses (i) through (iv) above with respect to Product Inventory prior to the Closing.

   Section 4.04  Payment of Sales, Use and Other Taxes.

Each Party shall be responsible for all its own sales, use, transfer and value added taxes, if any, arising out of the sale by Seller and its Affiliates of the Purchased Assets to Buyer pursuant to this Agreement. Buyer shall provide resale certificates and exemption forms as reasonably requested by Seller.

   Section 4.05  Impact of Failure to Make Payments.

The failure by Buyer to make any payments due to Seller pursuant to Sections 4.01, 4.02 and 4.03 shall constitute an "Event of Default" under the Product Acquisition Financing Agreement.

                               ARTICLE V. CLOSING
                               ------------------

   Section 5.01  Time and Place.

The closing of the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Closing"), shall
                  -------

                                                          CONFIDENTIAL TREATMENT


take place as promptly as practicable, but no later than five (5) Business Days, following satisfaction or waiver of the conditions set forth in Articles IX and X, at the offices of Brobeck, Phleger & Harrison LLP, 12390 El Camino Real, San Diego, CA 92130, unless another time or place shall be agreed to by the Parties.

   Section 5.02 Deliveries at Closing.

     (a)  Closing Deliveries by Seller.
          ----------------------------

At the Closing, Seller shall deliver or cause to be delivered to Buyer:

           (i) each of the trademark assignment and other intellectual property assignment documents necessary to transfer the Intellectual Property and the Registered Intellectual Property to Buyer in form and substance reasonably acceptable to Seller and Buyer;

           (ii) assignment and assumption agreements, in form and substance reasonably acceptable to Seller and Buyer, assigning to Buyer all rights and obligations of Seller and its Affiliates in and to the Assumed Contracts;

           (iii) copies of all Seller Governmental Consents and Seller Third Party Consents;

           (iv) a bill of sale in form and substance reasonably acceptable to Seller and Buyer to transfer the Books and Records and Marketing Materials to Buyer;

           (v) an opinion of Seller's counsel in form and substance reasonably satisfactory to Buyer; and

           (vi) the certificates and other documents to be delivered pursuant to
   Article X hereof.

     (b) Closing Deliveries by Buyer.
         ---------------------------

At the Closing, Buyer shall deliver or cause to be delivered to Seller:

           (i) assignment and assumption agreements, in form and substance reasonably acceptable to Seller and Buyer, assigning to Buyer all rights and obligations of Seller and its Affiliates in and to the Assumed Contracts;

           (ii) such instruments of assumption and other instruments or documents, in form and substance reasonable acceptable to Seller and Buyer, as may be necessary to effect Buyer's assumption of the Assumed Liabilities;

           (iii) copies of all Buyer Governmental Consents and Buyer Third Party Consents;

                                                          CONFIDENTIAL TREATMENT


           (iv) an opinion of Buyer's counsel in form and substance reasonably acceptable to Seller; and

           (v) the certificates and other documents to be delivered pursuant to
   Article IX hereof.

              ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER
              ----------------------------------------------------

Seller represents and warrants to Buyer as of the date hereof, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Sections hereof) supplied by Seller to Buyer and dated as of the date hereof (the "Seller Disclosure Schedule"), which Seller Disclosure Schedule
                  --------------------------
shall be deemed to be representations and warranties of Seller as if made herein, as follows:

   Section 6.01  Books and Records.

To Seller's Knowledge, the Books and Records of the Business as made available by Seller to Buyer are true and correct.

   Section 6.02  Corporate Organization.

Seller is a corporation duly organized and validly existing under the laws of the Republic of Ireland and has all requisite power and authority to own its assets and carry on the Business as currently conducted by it. Each Affiliate of Seller selling, transferring, conveying, assigning or delivering any Purchased Assets is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own its assets and carry on the Business as currently conducted by it. Each of Seller and each Affiliate selling, transferring, conveying, assigning or delivering any Purchased Assets is duly authorized to conduct the Business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify could not reasonably be expected to have an Adverse Effect or materially impair or delay Seller's ability to perform its obligations hereunder.

   Section 6.03  Authority of Seller.

Seller has all necessary power and authority and has taken all actions necessary to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors or Executive Committee of the Board of Directors of Seller has taken all action required by Law, its Certificate of Incorporation, Bylaws or other organizational documents and agreements, to be taken by it to authorize the execution and delivery of this Agreement by the Seller and the consummation of the transactions (including the performance by the Seller of its obligations) contemplated hereunder. This Agreement has been duly and validly executed and delivered by Seller and, when executed and delivered by Buyer, will constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, and
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                                                          CONFIDENTIAL TREATMENT


   Section 6.04  Consents and Approvals.

     (a) All consents, waivers, approvals, Orders, authorizations of, declarations or filings with any Governmental or Regulatory Authority (each a "Seller Governmental Consent") that are required by or with respect to Seller or
 ---------------------------
its Affiliates in connection with the execution and delivery of this Agreement by the Seller, and its performance of its obligations hereunder are set forth on
Schedule 6.04(a). Each Seller Governmental Consent has been obtained, except to the extent that the failure to obtain such Seller Governmental Consent would not have an Adverse Effect.

     (b) All consents, waivers, approvals, authorizations of, or notices to, any third party (other than a Governmental or Regulatory Authority) (each a "Seller
                                                                         ------
Third Party Consent") that are required by or with respect to Seller or its
-------------------
Affiliates in connection with the execution and delivery of this Agreement by the Seller, and its performance of its obligations hereunder are set forth on
Schedule 6.04(b). Each Seller Third Party Consent has been obtained, except to the extent that the failure to obtain such Seller Third Party Consent would not have an Adverse Effect.

   Section 6.05  Non-Contravention.

The execution and delivery by Seller of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation, Bylaws or other applicable organizational documents of Seller;

     (b) conflict with or result in a violation or breach of any term or provision of any Law applicable to Seller, the Business or the Purchased Assets, other than such conflicts, violations or breaches as would not have an Adverse Effect; or

     (c) conflict with or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or any other Encumbrance (other than a Permitted Encumbrance) upon any Assumed Contract, other than such conflicts, breaches or defaults as would not have an Adverse Effect.

   Section 6.06      Assumed Contracts.

Section 6.06 of the Seller Disclosure Schedule sets forth a complete and correct list of each Assumed Contract where the payment obligations after the Closing exceed Twenty-Five Thousand Dollars ($25,000). Each of the Assumed Contracts is in effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller or an Affiliate of Seller; and Seller has performed all of its required material obligations under, and is not in material violation or breach of or default under, any such Assumed Contract. To the Knowledge of Seller, the other parties to the Assumed Contracts are not in material violation or breach of or

                                                          CONFIDENTIAL TREATMENT


default under any such Assumed Contract. Seller has made available to Buyer complete and correct copies of all Assumed Contracts identified in Section 6.06 of the Seller Disclosure Schedule.

   Section 6.07  Purchased Assets Generally.

Seller has good and marketable title to the Books and Records and Marketing Materials, free and clear of all Encumbrances (other than Permitted Encumbrances). The Purchased Assets and the Product Inventory include all material assets and properties that are owned, licensed or controlled by Seller with respect to the Product and that are reasonably required for Buyer to operate the Business after the Closing in substantially the manner and substantially to the extent operated by Seller prior to the Closing; provided, however, that Buyer acknowledges and agrees that (a) the Purchased Assets exclude any items to the extent that (i) any applicable Law prohibits their transfer or (ii) any transfer thereof would subject Seller or any of its Affiliates to any contractual or other Liability or obligation and (b) certain items have been expressly excluded from the definition of Purchased Assets and the components thereof.

   Section 6.08  Intellectual Property Rights.

     (a) Section 6.08(a) of the Seller Disclosure Schedule sets forth a complete and correct list of all Intellectual Property that is registered in the Territory, is owned or licensed by Seller and is related exclusively to the Product. Seller or its Affiliates own all right, title and interest in and to, or have a license, sublicense or other permission to use, all of the Registered Intellectual Property, free and clear of all Encumbrances except Permitted Encumbrances. All necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant copyright, trademark or other Governmental or Regulatory Authorities for the purposes of maintaining such Registered Intellectual Property, except to the extent that failure to take any such action would not have an Adverse Effect.

     (b) Without limiting Section 6.08(a) above, to the Knowledge of Seller, Seller or its Affiliates own all right, title and interest in and to, or have a license, sublicense or other permission to use, all of the Intellectual Property, free and clear of all Encumbrances except Permitted Encumbrances.

     (c) Neither Seller nor any of its Affiliates has received any written notice from any person, or has Knowledge, (i) that the operation of the Business as currently conducted infringes or misappropriates the intellectual property rights of any third party, or (ii) that any third party has infringed or misappropriated or is infringing or misappropriating any of the Intellectual Property, except where such infringement or misappropriation would not have an Adverse Effect.

   Section 6.09  Litigation.

There are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened, or reasonably anticipated, against, relating to, affecting or arising in connection with (a) the Purchased Assets or the Business, (b) this Agreement, or (c) the transactions contemplated by

                                                          CONFIDENTIAL TREATMENT


this Agreement. Seller is not subject to any Order that could reasonably be expected to materially impair or delay the ability of Seller to perform its obligations hereunder.

   Section 6.10  Compliance with Law.

Since January 1, 2001, Seller and its Affiliates have operated the Business substantially in compliance with all applicable Laws, except where failure to so comply could not reasonably be expected to result in an Adverse Effect and neither Seller nor any of its Affiliates has received any written notice alleging any violation of such Laws except for violations which could not reasonably be expected to result in an Adverse Effect.

   Section 6.11  Regulatory Matters.

Section 6.11 of the Seller Disclosure Schedule sets forth a complete and correct list of all new drug applications and supplements thereto, new drug submissions and investigational new drug applications for the Product in the Territory. Seller or its Affiliates own all right, title and interest in and to each of the new drug applications and supplements thereto, new drug submissions and investigational new drug applications listed in Section 6.11 of the Seller Disclosure Schedule. All of the Regulatory Approvals are in full force and effect and have been duly and validly issued. All required reports have been made to appropriate Governmental or Regulatory Authorities, all appropriate actions have been taken and communications with third parties have been made and all required investigations of adverse drug experiences, contamination, tampering and/or product defects have been made and appropriate follow-up actions have been taken, except where the failure to do so would not have an Adverse Effect. There is no Action or Proceeding by any Governmental or Regulatory Authority pending or, to the Knowledge of Seller, threatened with respect to any Product or any Regulatory Approval, which could reasonably be expected to have an Adverse Effect. Seller has made available to Buyer complete and correct copies of all Regulatory Approvals.

   Section 6.12  Brokers.

Seller has not retained any broker in connection with the transactions contemplated hereunder. Buyer has no, and will have no, obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Seller.

   Section 6.13  Disclosure.

None of the representations or warranties made by the Seller herein as of the date of such representations and warranties, and none of the statements contained in any other written materials with respect to the Purchased Assets furnished by Seller to Buyer in connection with this Agreement, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                                          CONFIDENTIAL TREATMENT


   Section 6.14  No Other Warranties.

EXCEPT AS SET FORTH IN THIS ARTICLE VI, SELLER IS SELLING THE PURCHASED ASSETS AND PRODUCT INVENTORY HEREUNDER ON AN "AS IS" BASIS WITHOUT REPRESENTATION OR WARRANTY AS TO THE PRODUCT, THE PRODUCT INVENTORY, THE PURCHASED ASSETS OR THE BUSINESS WHETHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

              ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF BUYER
              ----------------------------------------------------

Buyer represents and warrants to Seller as of the date hereof, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Sections hereof) supplied by Buyer to Seller and dated as of the date hereof (the "Buyer Disclosure Schedule"), which Buyer Disclosure Schedule
                  -------------------------
shall be deemed to be representations and warranties of Buyer as if made herein, as follows:

   Section 7.01  Corporate Organization.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its assets and carry on its business as currently conducted by it. Buyer is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Buyer or materially impair or delay Buyer's ability to perform its obligations hereunder.

   Section 7.02  Authority of Buyer.

Buyer has all necessary power and authority and has taken all actions necessary to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Buyer has taken all action required by Law, its Certificate of Incorporation, Bylaws or otherwise to be taken by it to authorize the execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, when executed and delivered by Seller, will constitute a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, and
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

   Section 7.03  Consents and Approvals.

     (a) All consents, waivers, approvals, Orders, authorizations of, declarations or filings with any Governmental or Regulatory Authority (each a "Buyer Governmental Consent") that are required by or with respect to Buyer in
 --------------------------
connection with the execution and delivery of this Agreement by Buyer, and its performance of its obligations hereunder are set forth on

                                                          CONFIDENTIAL TREATMENT

     Schedule 7.03(a). Each Buyer Governmental Consent has been obtained, except to the extent that the failure to obtain such Buyer Governmental Consent would not have an Adverse Effect.

     (b) All consents, waivers, approvals, authorizations of, or notices to, any third party (other than a Governmental or Regulatory Authority) (each a "Buyer
                                                                         -----
Third Party Consent") that are required by or with respect to Buyer in
-------------------
connection with the execution and delivery of this Agreement by Buyer, and its performance of its obligations hereunder are set forth on Schedule 7.03(b). Each Buyer Third Party Consent has been obtained, except to the extent that the failure to obtain such Buyer Third Party Consent would not have an Adverse Effect.

   Section 7.04  Non-Contravention.

The execution and delivery by Buyer of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation, Bylaws or other organizational documents of Buyer;

     (b) conflict with or result in a violation or breach of any term or provision of any Law applicable to Buyer other than such conflicts, violations or breaches as would not have an Adverse Effect; or

     (c) conflict with or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or any other Encumbrance (other than a Permitted Encumbrance) upon any Contract to which Buyer is a party or by which Buyer or any of its assets is bound, other than such conflicts, breaches or defaults as would not have an Adverse Effect.

   Section 7.05  Litigation.

There are no Actions or Proceedings pending, or to the Knowledge of Buyer threatened or reasonably anticipated, against, relating to, affecting or arising in connection with (i) this Agreement or (ii) the transactions contemplated by this Agreement. Buyer is not subject to any Order that could reasonably be expected to materially impair or delay the ability of Buyer to perform its obligations hereunder.

   Section 7.06  Brokers.

Buyer has not retained any broker in connection with the transactions contemplated hereunder. Seller has no, and will have no, obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Buyer.

                                                          CONFIDENTIAL TREATMENT


                     ARTICLE VIII. COVENANTS OF THE PARTIES
                     --------------------------------------

   Section 8.01 Non-Assertion of Intellectual Property Rights.

     (a) Seller agrees that neither it nor any Affiliate will assert against Buyer, under any patent, trade secret, copyright, trademark or other proprietary right owned or controlled by Seller and used by Seller in the operation of the Business as of the Closing, a claim that the Product or the operation of the Business, infringes such rights owned or controlled by Seller or its Affiliates, excluding, however, the Elan tradename and the Elan trademark and logo upon the exhaustion of the Product Inventory.

     (b) Buyer agrees that it will not alter or deface the Elan tradename or the Elan trademark or logo in the operation of the Business while exhausting the Product Inventory.

     (c) Buyer further agrees that it will maintain the same quality of the Product as used by Seller in the operation of the Business as of the Closing for the Product sold under the Elan tradename and the Elan trademark and logo and will do nothing to diminish the value of the Elan tradename and the Elan trademark and logo

   Section 8.02  Cooperation.

Each Party shall cooperate fully with the other in preparing and filing all notices, applications, submissions, reports and other instruments and documents that are necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including Seller's cooperation in the efforts of Buyer to obtain any consents and approvals of any Governmental or Regulatory Authority required for Buyer to be able to own the Purchased Assets. Each Party shall cooperate fully with the other in connection with the delivery to Buyer of physical possession of all tangible personal property included in the Purchased Assets.

   Section 8.03  Access.

     (a) Upon the request of Seller, Buyer shall at all times following the Closing, to the extent permitted by Law, grant to Seller and its representatives the right, during normal business hours, to inspect and copy the Books and Records and other documents in Buyer's possession to the extent pertaining to the operation of the Business prior to the Closing Date for Tax purposes and in connection with Actions or Proceedings.

     (b) For a period of five (5) years following the Closing, Buyer agrees to keep and maintain all Books and Records and other documents in existence on the Closing Date and make personnel of Buyer or its Affiliates available to Seller or its representatives to the extent such access is reasonably related to any Excluded Assets or otherwise necessary for Seller to comply with or enforce the terms of this Agreement or comply with any applicable Law; it being understood that Seller shall reimburse Buyer promptly for its reasonable and necessary out of pocket expenses incurred in complying with any such request by or on behalf of Seller.

                                                          CONFIDENTIAL TREATMENT

   Section 8.04  Public Announcements.

Neither Seller nor Buyer shall issue any press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other Party, except as may be required by applicable Law upon the advice of counsel and only if the disclosing Party provides the non-disclosing Party with an opportunity to first review the release or other public announcement.

  Section 8.05  Non-Solicitation.

Each Party (the "Soliciting Party") agrees that, without the prior written
                 ----------------
consent of the other Party (the "Non-soliciting Party"), for a period commencing
                                 -------------------
on the date hereof and expiring on the second (2nd) anniversary of the Closing Date, the Soliciting Party will not directly or indirectly (a) induce, encourage or solicit any officer or employee of the Non-soliciting Party or any of its Affiliates to leave such employment or to accept any other position or employment with the Soliciting Party or (b) assist any Affiliate or representative of the Soliciting Party in hiring such employee. However, nothing in this Section 8.05 shall prohibit the Soliciting Party from indirectly inducing, encouraging or soliciting such officers or employees to leave the Non-soliciting Party through the use of general advertisements in trade journals and the like; provided, that in the event that an officer or employee of the Non-soliciting Party responds to such advertisement, the Soliciting Party shall not further induce, encourage or solicit such person to leave such employment or to accept any other position or employment with the Soliciting Party, without the prior written consent of the Non-soliciting Party.

   Section 8.06  Corporate Names.

     (a) Except as set forth in this Section 8.06, following the Closing, Buyer shall not have any rights by virtue of this Agreement or any of the transactions or agreements contemplated hereby to any names, trademarks, trade names, trade dress or logos relating to Seller or any of the Affiliates of Seller or any of their products other than those included in the Intellectual Property (the "Corporate Names").
 ---------------

     (b) Buyer may use in connection with its operation of the Business following the Closing (until such time, if any, as any Governmental or Regulatory Authority shall otherwise not permit Buyer to do so), items of Product Inventory that bear any of the Corporate Names, it being understood that Buyer will use its reasonable best efforts to use or sell such items of Product Inventory prior to selling any other product under the trademark or trade name of the Product.

     (c) Buyer may use Marketing Materials that were transferred to Buyer as Purchased Assets that bear any of the Corporate Names in connection with its operation of the Business following the Closing and for up to thirty (30) days thereafter; and thereafter, Buyer may use such Marketing Materials only if Buyer completely removes all Corporate Names from, or completely covers all Corporate Names on, such materials. Buyer acknowledges and agrees that Seller shall have no Liability or other obligation arising out of or in connection with Buyer's or it Affiliate's use of the Marketing Materials.

                                                          CONFIDENTIAL TREATMENT

   Section 8.07  Handling of Product Inventory.

From and after the Closing, Buyer shall hold, store, and ship any Product Inventory substantially in accordance with (i) all applicable Laws, (ii) current GMPs, (iii) the applicable Regulatory Approvals, and (iv) applicable analytical methods and procedures, material specifications, master batch records, and stability protocols.

   Section 8.08  Differentiation of Products.

From and after the Closing, Buyer shall use commercially reasonable efforts to promptly institute appropriate procedures to ensure that products and goods of the Business manufactured, finished or sold by, or on behalf of, Buyer can be distinguished from products and goods manufactured, finished or sold by, or on behalf of, Seller and its Affiliates.

   Section 8.09  Regulatory Matters.

     (a) From and after the transfer by Seller to Buyer of each Regulatory Approval pursuant to the terms hereof, Buyer, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental or Regulatory Authority required by Law in respect of such Regulatory Approval, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental or Regulatory Authority, and (ii) taking all actions and conducting all communication with third parties in respect of Product sold pursuant to such Regulatory Approval (whether sold before or after transfer of such Regulatory Approval), including responding to all complaints in respect thereof, including complaints related to tampering or contamination, and
(iii) investigating all complaints and adverse drug experiences in respect of Product sold pursuant to such Regulatory Approval (whether sold before or after transfer of such Regulatory Approval). Seller shall cooperate with Buyer's reasonable requests and use commercially reasonable efforts to assist Buyer in connection with any of the foregoing.

     (b) From and after the transfer by Seller to Buyer of each Regulatory Approval pursuant to the terms hereof, Seller promptly (and in any event within the time periods required by law) shall notify Buyer if Seller receives a complaint or a report of an adverse drug experience in respect of a Product sold pursuant to such Regulatory Approval. In addition, Seller shall cooperate with Buyer's reasonable requests and use commercially reasonable efforts to assist Buyer in connection with the investigation of and response to any complaint or adverse drug experience related to a Product sold by Seller or its Affiliates.

     (c) From and after the transfer by Seller to Buyer of each Regulatory Approval pursuant to the terms hereof, Buyer, at its cost, shall be solely responsible and liable for conducting all voluntary and involuntary recalls of units of Product sold pursuant to such Regulatory Approval (whether sold before or after transfer of such Regulatory Approval), including recalls required by any Governmental or Regulatory Authority and recalls of units of Product sold by Seller or its Affiliates deemed necessary by Buyer in its reasonable discretion; provided, however, that in the event that any such recall is attributable to Product sold by Seller or its Affiliates prior to the Closing, then Seller shall reimburse Buyer for all reasonable expenses in connection with the recall of such Product. Each Party promptly (and in any event

                                                          CONFIDENTIAL TREATMENT

within the time periods required by law) shall notify the other Party in the event that a recall of Product sold by Seller or its Affiliates is necessary.

   Section 8.10  Product Returns, Chargebacks and Rebates.

     (a) Product Returns. For the period from the Closing through [CONFIDENTIAL
         ---------------
TREATMENT REQUESTED], Seller will, at its sole cost and expense, process and issue credits (or render payment in such other form as Seller may determine) for all returned Product bearing Seller's NDC numbers and evidenced as being sold by Seller. Such handling of returned Products by Seller, and the issuance of any credits or other form of reimbursement in connection therewith, shall be in accordance with Seller's then current returned goods policy. Buyer will process, and be solely responsible for reimbursements with respect to Product returns arising with respect to, or resulting from, shipping errors, damage in transit and shortages relating to Buyer's sales of Products after the Closing and Product with Buyer's NDC number.

           (i) Buyer agrees and acknowledges that Seller's maximum liability for credits or other reimbursement for returned Product under this Section shall be [CONFIDENTIAL TREATMENT REQUESTED] (the "Maximum Returns Credit
                                                     ----------------------
   Amount"), and further agrees that Seller's obligation to issue credits or
   ------
   other reimbursement for returned Products bearing Seller's NDC numbers shall terminate upon the date on which Seller has issued credits or otherwise reimbursed the Maximum Returns Credit Amount or [CONFIDENTIAL TREATMENT REQUESTED], whichever shall be the first to occur. For purposes of this Section, the dollar value of returned Products processed by Seller, shall be determined in accordance with Seller's then current returned goods policy.

           (ii) Upon Seller's issuance of credits or other reimbursement for returned Products bearing Seller's NDC's in an aggregate dollar amount equal to the Maximum Returns Credit Amount, any such credits or other reimbursement issued thereafter by Seller shall be the sole and exclusive liability and obligation of Buyer, for which Buyer will be invoiced by Seller on a monthly basis. Each such invoice shall set forth the number of units processed for each Product's NDC, together with such information as shall be necessary to support the invoice. Buyer shall, within thirty (30) days of its receipt of invoice, pay to Buyer the full invoiced amount.

           (iii) All Products returned to Buyer through [CONFIDENTIAL TREATMENT REQUESTED], bearing Seller's NDC numbers and evidenced as sold by Seller shall be the financial responsibility of Seller, subject to the Maximum Returns Credit Amount set forth in this Section.

           (iv) Effective as of [CONFIDENTIAL TREATMENT REQUESTED], Buyer shall be solely and exclusively responsible for processing any and all returned Products (including all returned Products bearing Seller's NDC's) and for the issuance of any and all credits or other reimbursement therefor. Any and all returned Products received by Seller after [CONFIDENTIAL TREATMENT REQUESTED] will be destroyed by Seller, and Seller will, after such destruction, forward to Buyer any necessary accompanying documentation to determine the appropriate credit. Except as otherwise provided herein, Buyer and Seller will not bill one another for costs incurred strictly for the processing of claims for returned Products.

                                                          CONFIDENTIAL TREATMENT


   Seller and Buyer will use reasonable efforts in requesting that customers direct all Product returns after [CONFIDENTIAL TREATMENT REQUESTED] to Buyer.

           (v) Buyer and Seller shall be responsible for handling the destruction of any Product returned to their respective returns handling facility. If Buyer or Seller destroys Product for which the other was financially responsible as set forth in this Section, that party shall bill the other party for the cost of the destruction. Each such invoice shall set forth the number of units processed, together with such other information as shall be necessary to support the invoice. Each party shall, within thirty
   (30) days of its receipt of invoice, pay the other party for the full invoiced amount.

       (b) Government Rebates. Except as limited in Section 8.10(e) below,
           ------------------
Seller shall be responsible for all rebates pursuant to any government rebate programs with respect to government claims for the Products indicating Seller's NDC numbers and dispensed prior to [CONFIDENTIAL TREATMENT REQUESTED]. Buyer shall reimburse Seller for all rebates that Seller is obligated to pay with respect to government claims for the Product dispensed after [CONFIDENTIAL TREATMENT REQUESTED] (it being understood and agreed that the dispense date contained in any report from a state rebate program shall be used for purposes of determining the date of such claim). All payments due Seller under this Section shall be made within thirty (30) days of submission to Buyer of invoices that describe the requested payments in reasonable detail.

       (c) Commercial Rebates. Except as limited in Section 8.10(e) below,
           ------------------
Seller shall be responsible for all commercial rebates with respect to the Product dispensed prior to [CONFIDENTIAL TREATMENT REQUESTED]. Notwithstanding the foregoing, Buyer and Seller agree that (a) Seller's financial liability for the commercial rebates during the period from Closing through [CONFIDENTIAL TREATMENT REQUESTED] shall be limited to those commercial customers with which Seller has a rebate obligation as of the Closing and (b) any such payments by Seller shall be made on the terms and conditions comparable to Seller's rebate obligations as of the Closing with respect to each commercial customer and shall be based on Seller's terms of agreement with the respective contract. Any rebates for Product dispensed subsequent to [CONFIDENTIAL TREATMENT REQUESTED] will be the liability of Buyer. To the extent that Seller processes such claims, Buyer shall reimburse Seller within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail.

       (d) Chargeback Claims. Except as limited in Section 8.10(e) below, Seller
           -----------------
shall be financially responsible for all chargeback claims for the Products with a chargeback invoice dated (i.e. date of sale from the wholesaler to the wholesaler customer, subsequently referred to as the "Activity Date") prior to [CONFIDENTIAL TREATMENT REQUESTED] (the "Transition Chargebacks"). Buyer shall
                                         ----------------------
process and be financially liable for all chargeback claims with an Activity Date subsequent to [CONFIDENTIAL TREATMENT REQUESTED]. Notwithstanding the foregoing, the parties acknowledge that the VA National Acquisition Center must approve the removal of the Products from Seller's Federal Supply Schedule ("FSS") before the responsibility of processing such rebates is transferred from Seller to Buyer. Accordingly, in the event such approval is not obtained prior to [CONFIDENTIAL TREATMENT REQUESTED], Seller shall continue to be responsible for processing the FSS chargebacks on Buyer's behalf, and Buyer shall reimburse Seller for same. Buyer and Seller agree that (a) Seller's financial liability for the Transition Chargebacks shall be limited to those commercial customers with which Seller has chargeback obligations as of the Closing, and (b) any such chargebacks issued by Seller shall be made on terms and conditions comparable to Seller's

                                                          CONFIDENTIAL TREATMENT


obligations as of the Closing with respect to each customer and shall be based on Seller's terms of respective agreements as of the Closing.

       (e) Maximum Rebate and Chargeback Amount. Notwithstanding the
           ------------------------------------
requirements of Sections 8.10(b), (c) and (d), Buyer and Seller agree that Seller's financial liability for government rebates, commercial rebates, and chargeback claims shall under no circumstances exceed [CONFIDENTIAL TREATMENT REQUESTED] in the aggregate. Seller shall provide Buyer monthly reports in reasonable detail setting forth the amount of rebates and chargeback claims for which it was financially responsible for the current month and on a cumulative basis. Seller shall cause its representatives and employees to be available to Buyer, during normal business hours and upon reasonable prior written notice to Seller, to discuss any questions or comments of Buyer concerning such report.

    Section 8.11  Adverse Experience Reports.

At a mutually agreed upon time after the Closing, Seller shall provide Buyer with information relating to the investigation and reporting of adverse experiences regarding the Product since March 31, 1998 and all information which is materially relevant to the safe use of the Product in Seller's possession as of the Closing. After the Closing, Seller shall promptly submit to Buyer all adverse drug experience information or customer complaints brought to the attention of Seller in respect of the Product, as well as any material events and matters concerning or affecting the safety or efficacy of the Product. After the Closing, Buyer shall have all responsibility for required reporting of adverse experiences for the Product.

     Section 8.12  Multi-Product Contracts.

Section 8.12 of the Seller Disclosure Schedule sets forth a complete and correct list of each Contract to which Seller or any of its Affiliates is a party and pursuant to which Seller or its Affiliates sells Product, together with other pharmaceutical products of Seller and its Affiliates, to a third party (the "Multi-Product Contracts"). Seller has made available to Buyer copies of all
 -----------------------
Multi-Product Contracts; provided that such copies have been redacted to prevent disclosure of information not related to the Product. From and after the transfer by Seller to Buyer of each Regulatory Approval pursuant to the terms hereof, Buyer shall honor and perform all obligations and Liabilities of Seller and its Affiliates under and pursuant to each Multi-Product Contract with respect to supplying Product to the applicable third party pursuant to such Regulatory Approval. Seller agrees that after the transfer of such Regulatory Approval it will not take any action with respect to any Multi-Product Contract that would extend the term of such Multi-Product Contract with respect to any Product, create or agree to any additional obligations with respect to the Product, or otherwise adversely affect Buyer or the Business (other than to terminate any such Multi-Product Contract), without the prior written consent of Buyer. Seller further agrees that, at the direction of Buyer (to be given promptly following the Closing), Seller shall either terminate or assign to Buyer the rights and obligations with respect to the Product under each such Multi-Product Contract, to the extent permitted by the terms thereof, as soon as practicable after obtaining Buyer's direction.

                                                          CONFIDENTIAL TREATMENT


   Section 8.13 Manner of Business.

From and after the Closing Date, Buyer shall not, by any action or omission cause sales of the Product to occur later than they would otherwise have occurred during the ordinary course of business or cause returns of the Product to occur earlier than they would otherwise have occurred.

   Section 8.14 Assumption of Ongoing Clinical Trials.

From and after the Closing Date, Buyer shall assume control of, and responsibility for all costs, obligations and Liabilities arising after the Closing from or related to, the ongoing clinical trials involving the Products identified on Section 8.14 of the Seller Disclosure Schedule.

   Section 8.15 Compliance Audits.

From time to time as either Party may elect during the period commencing with the Closing Date and ending on December 31, 2004, during normal business hours and upon reasonable prior written notice to the other Party, each Party shall permit duly authorized representatives of the other Party to review and inspect the premises, facilities, inventory, records and documentation maintained by the other Party for the purpose of determining compliance with the obligations under this Agreement.

   Section 8.16 Labeling Requirements.

Following the Closing, Buyer shall at its own expense and as expeditiously as possible use all reasonable efforts to obtain such FDA approvals necessary for Buyer Labeling for the Product to be manufactured after the Closing.

   Section 8.17 Sale of Mysoline Suspension.

From and after the Closing Date, Seller shall not sell or offer for sale any form of Mysoline Suspension, be it finished product, work in progress, or otherwise.

   Section 8.18 Further Assurances.

       (a) On and after the Closing, Seller shall from time to time, at the request of Buyer, (i) execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Buyer may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Buyer good and marketable title to the Purchased Assets (including assistance in the collection or reduction to possession of any of the Purchased Assets) and (ii) use its commercially reasonable efforts to obtain all consents and waivers and to resolve all material impracticalities of assignment or transfer necessary to convey the Purchased Assets to Buyer.

       (b) On and after the Closing, Buyer shall from time to time, at the request of Seller, take such actions as Seller may reasonably request, in order to more effectively consummate the transactions contemplated hereby, including Buyer's assumption of the Assumed Liabilities.

                                                          CONFIDENTIAL TREATMENT


              ARTICLE IX. CONDITIONS TO THE OBLIGATIONS OF SELLER
              ---------------------------------------------------

The obligation of Seller to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Seller), at or before the Closing, of each of the following conditions:

   Section 9.01 Representations, Warranties and Covenants.

All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though given on such date, excluding for such purpose any representations and warranties that are by their terms given only as of a specific date, and Buyer shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date, and Seller shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Buyer.

   Section 9.02 No Actions or Proceedings.

No Actions or Proceedings that question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

   Section 9.03 Consents.

All Seller Governmental Consents, Seller Third Party Consents, Buyer Governmental Consents and Buyer Third Party Consents shall have been obtained or made, as the case may be.

   Section 9.04 Other Closing Deliveries.

Buyer shall have delivered to Seller such other certificates and documents customary in transactions similar to those contemplated hereby that are reasonably requested by Seller.

   Section 9.05 Completion of Equity Financing.

Buyer shall have completed the sale of shares of its Series A-1 Preferred Stock with an aggregate purchase price of no less than Sixty-Seven Million Five Hundred Thousand Dollars ($67,500,000), including the sale to Seller or its Affiliate of shares of its Series A-1 Preferred Stock with an aggregate purchase price of no less than Fifteen Million Dollars ($15,000,000), on terms and conditions satisfactory to Seller.

               ARTICLE X. CONDITIONS TO THE OBLIGATIONS OF BUYER
               -------------------------------------------------

The obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction (or waiver by Buyer), at or before the Closing, of each of the following conditions:

   Section 10.01 Representations, Warranties and Covenants.

All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though given on and as of such date, excluding for such purpose any representations and warranties that are by their terms given only

                                                          CONFIDENTIAL TREATMENT


as of a specific date, and Seller shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date, and Buyer shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Seller.

   Section 10.02 No Actions or Proceedings.

No Actions or Proceedings that question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

   Section 10.03 Consents.

All Seller Governmental Consents, Seller Third Party Consents, Buyer Governmental Consents and Buyer Third Party Consents shall have been obtained or made, as the case may be.

   Section 10.04 Other Closing Deliveries.

Seller shall have delivered to Buyer such other certificates and documents customary in transactions similar to those contemplated hereby that are reasonably requested by Buyer.

                          ARTICLE XI. INDEMNIFICATION
                          ---------------------------

   Section 11.01 Survival of Representations, Warranties, Etc.

The representations, warranties and covenants of Seller and Buyer contained in this Agreement shall survive the Closing and remain in full force and effect indefinitely; provided, however, that the representations and warranties of Seller and Buyer set forth in Article VI and Article VII hereof shall survive the Closing and remain in full force and effect until the Expiration Date. All representations and warranties contained in Article VI and Article VII of this Agreement and all claims with respect thereto shall terminate on the Expiration Date; provided that if notice of any claim for indemnification pursuant to
Section 11.02(a) or 11.02(b) shall have been given prior to the Expiration Date and such notice describes with specificity the circumstances with respect to which such indemnification claim relates, such indemnification claim shall survive until such time as such claim is finally resolved.

   Section 11.02 Indemnification.

       (a) By Seller. Subject to Sections 11.03 and 11.04, from and after the
           ---------
Closing, Seller shall indemnify, reimburse, defend and hold harmless Buyer, its Affiliates, and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Buyer Indemnified Parties") from and
                                           -------------------------
against any and all costs, losses, Liabilities, damages, lawsuits, deficiencies, claims and expenses (including interest, penalties and reasonable fees and disbursements of attorneys paid in connection with the investigation, defense or settlement of any of the foregoing) (collectively, the "Damages"), to the extent
                                                        -------
incurred in connection with, arising out of, resulting from or incident to (i) any inaccuracy or breach of any covenant, representation, warranty or other agreement of Seller herein, (ii) Seller's conduct of the Business prior to the Closing, including the development, manufacturing, marketing, sale or distribution of the Product prior to the Closing; (iii) the failure of Seller to pay, perform or discharge any

                                                          CONFIDENTIAL TREATMENT


Excluded Liabilities; or (iv) the failure of Seller or the transactions contemplated herein to comply with the Bulk Sales laws.

       (b) By Buyer. Subject to Sections 11.03 and 11.04, from and after the
           --------
Closing, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any inaccuracy or breach of any covenant, representation, warranty or other agreement of Buyer herein, (ii) Buyer's conduct of the Business from and after the Closing, including the development, manufacturing, marketing, sale or distribution of the Product from and after the Closing; and (iii) the failure of Buyer to pay, perform or discharge any Assumed Liabilities.

       (c) Procedures. The indemnified Party (the "Indemnified Party") shall
           ----------                              -----------------
give the indemnifying Party (the "Indemnifying Party") prompt written notice (an "Indemnification Claim Notice") of any Damages or discovery of fact upon which
 ----------------------------
such Indemnified Party intends to base a request for indemnification under
Section 11.02(a) or Section 11.02(b), but in no event shall the Indemnifying Party be liable for any Damages that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a reasonable description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Damages. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "Indemnitees" and each an
                                                   -----------
"Indemnitee") shall be made solely by such Party to this Agreement.
 ----------

       (d) Third Party Claims. The obligations of an Indemnifying Party under
           ------------------
this Section 11.02 with respect to Damages arising from claims of any third party that are subject to indemnification as provided for in Section 11.02(a) or
Section 11.02(b) (a "Third Party Claim") shall be governed by and be contingent
                     -----------------
upon the following additional terms and conditions:

           (i) At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnitee's claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party that is reasonably acceptable to the Indemnified Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, except as provided in subsection (ii) below, the Indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other

                                                          CONFIDENTIAL TREATMENT


   Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Damages incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnitee.

           (ii) Without limiting Section 11.02(d)(i), any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee's own expense unless
   (A) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (B) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.02(d)(i) (in which case the Indemnified Party shall control the defense) or (C) if the Indemnified Party and the Indemnifying Party are both named parties to the proceeding and the Indemnified Party has reasonably concluded that there may be one or more legal defenses that are different from or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party and the Indemnifying Party shall be liable for all legal expenses incurred by the Indemnified Party in furtherance thereof).

           (iii) With respect to any Damages relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Damages in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.02(d)(i), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of Damages by an Indemnitee that is reached without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party.

           (iv) Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences,

                                                          CONFIDENTIAL TREATMENT


   discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

       (e) Expenses. Except as provided above, the costs and expenses, including
           --------
fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnity the Indemnified Party.

Section 11.03     Limitations.

       (a) In no event shall Seller be liable for any Damages pursuant to
Section 11.02(a) unless and until the aggregate amount of all such Damages exceeds [CONFIDENTIAL TREATMENT REQUESTED], in which case Seller shall be liable for all such Damages in excess of [CONFIDENTIAL TREATMENT REQUESTED]; provided that Damages shall not be subject to the limitations set forth in this Section 11.03(a) to the extent that such Damages are payable in connection with (i) Seller's breach of Section 8.01; (ii) Seller's failure to pay Buyer amounts due under Sections 4.02(a) and (b), 8.09, and 8.10; and (iii) Seller's failure to pay or otherwise satisfy any Excluded Liabilities.

       (b) In no event shall the aggregate liability of Seller for any Damages pursuant to Section 11.02(a) (other than Damages due to Seller's failure to pay or otherwise satisfy any Excluded Liabilities) exceed the aggregate amount of cash consideration received from Buyer pursuant to Section 4.01(a) hereof.

       (c) The amount of any Damages under Sections 11.02(a) and 11.02(b) shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party relating to such claim.

       (d) Except with respect to claims based on fraud, after the Closing, the right of the Buyer Indemnified Parties to indemnification under this Article XI shall be the exclusive remedy of the Buyer Indemnified Parties with respect to claims incurred in connection with, arising out of, resulting from or incident to (i) any inaccuracy or breach of any covenant, representation, warranty or other agreement of Seller herein, (ii) Seller's conduct of the Business prior to the Closing, including Seller's development, manufacturing, marketing, sale or distribution of the Product prior to the Closing; (iii) the failure of Seller to pay, perform or discharge any Excluded Liabilities; or (iv) the failure of Seller or the transactions contemplated herein to comply with the Bulk Sales laws.

                                                          CONFIDENTIAL TREATMENT



   Section 11.04 Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF SUCH PARTY OR ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES.

                           ARTICLE XII. MISCELLANEOUS
                           --------------------------

   Section 12.01 Confidentiality.

       (a) In addition to the restrictions contained in Section 8.04, after the Closing, no Party (a "Disclosing Party") shall, without the prior written
                      ----------------
consent of the other Party (the "Non-disclosing Party"), disclose to any Person
                                 --------------------
Confidential Information (as defined below) of the Non-disclosing Party, except to a Disclosing Party's employees or representatives who need to know such information for any reason contemplated by this Agreement (and then only to the extent that such persons are under an obligation to maintain the confidentiality of the Confidential Information), or use any Confidential Information of the Non-disclosing Party for any reason other than contemplated by this Agreement unless such Disclosing Party has used its best efforts to (i) consult with the Non-disclosing Party and obtain the Non-disclosing Party's prior written consent in a timely manner, and (ii) the Disclosing Party has been advised by counsel that disclosure is required to be made under applicable Law or the requirements of a national securities exchange or another similar regulatory body. In the event that the Disclosing Party is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information, the Disclosing Party shall provide the Non-disclosing Party with prompt written notice of such request or demands or other similar process so that the Non-disclosing Party may seek an appropriate protective order or, if such request, demand or other similar process is mandatory, waive the Disclosing Party's compliance with the provisions of this Section 12.01(a) as appropriate.

       (b) The term "Confidential Information" as used in this Section 12.01
                     ------------------------
means (i) as to Buyer, all confidential information relating to Buyer's business, the Purchased Assets and the Assumed Liabilities, and (ii) as to Seller, all confidential information relating to the Business (other than the Purchased Assets) and the business and operations of the Seller and its Affiliates, including the Excluded Assets and the Excluded Liabilities or other obligations other than the Assumed Liabilities, in each of (i) and (ii) whether disclosed prior to or after the date hereof. The term "Confidential Information"
                                                       ------------------------
does not include information which becomes generally available to the public other than as a result of disclosure by the Disclosing Party, or becomes available to the Disclosing Party on a non-confidential basis from a source other than the Non-

                                                          CONFIDENTIAL TREATMENT


disclosing Party, provided that such source is not bound by a confidentiality agreement with the Non-disclosing Party.

       (c) This Section 12.01 supercedes and replaces in its entirety that certain letter agreement relating to confidentiality dated March 28, 2001 between Seller or its Affiliate and Buyer.

   Section 12.02 Notices.

All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by nationally recognized overnight courier that maintains records of delivery to the Parties at the following addresses or facsimile numbers:

         If to Buyer to:       Xcel Pharmaceuticals, Inc.
                               6363 Greenwich Drive, Suite 100
                               San Diego, CA 92122
                               Attention:  Corporate Secretary
                               Facsimile:  (858) 202-2799

         With copies to:       Pillsbury Winthrop LLP
                               101 W. Broadway, Suite 1800
                               San Diego, CA 92101
                               Attention:  David R. Snyder, Esq.
                               Facsimile:  (619) 236-1995

         If to Seller to:      Elan Pharma International Limited
                               WIL House
                               Shannon Business Park
                               Shannon
                               Co Clare, Ireland
                               Attention:  Company Secretary
                               Facsimile:  +353 61 362 097

         With copies to:       Brobeck, Phleger & Harrison LLP
                               12390 El Camino Real
                               San Diego, CA 92130
                               Attention:  Faye H. Russell, Esq.
                               Facsimile:  (858) 720-2555

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon receipt, (ii) if delivered by facsimile to the facsimile number as provided in this Section, be deemed given upon receipt by the sender of the answer back confirmation and (ii) if delivered by mail in the manner described above or by overnight courier to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered

                                                          CONFIDENTIAL TREATMENT


pursuant to this Section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties hereto in accordance with the terms of this Section.

   Section 12.03 Entire Agreement.

This Agreement, together with the Product Acquisition Financing Agreement (and all Exhibits and Schedules attached hereto and thereto and all other documents delivered in connection herewith and therewith) supersedes all prior discussions and agreements among the Parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement among the Parties hereto and thereto with respect to the subject matter hereof and thereof.

   Section 12.04 Waiver.

Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

   Section 12.05 Amendment.

This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each Party hereto.

   Section 12.06 Third Party Beneficiaries.

The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto (including, in the case of Seller, Seller's Affiliates) and their respective successors or permitted assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

   Section 12.07 Assignment; Binding Effect.

Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto (which consent shall not be unreasonably withheld) and any attempt to do so will be void. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and permitted assigns.

   Section 12.08 Headings.

The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                                                          CONFIDENTIAL TREATMENT


   Section 12.09 Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein.

   Section 12.10 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

   Section 12.11 Expenses.

Except as otherwise provided in this Agreement, each Party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

   Section 12.12 Counterparts.

This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

   Section 12.13 Schedules, Exhibits and Other Agreements.

The Exhibits, Schedules, other agreements, certificates and notices specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement. Any disclosure that is made in any of the Schedules or certificates delivered pursuant to this Agreement shall be deemed responsive to any other applicable disclosure obligation hereunder.

                            [Signature Page Follows]

                                                          CONFIDENTIAL TREATMENT


IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto all as of the date first above written.

                               ELAN PHARMA INTERNATIONAL LIMITED

                               By:      /s/ Kevin Insley
                                        ----------------------------------------
                               Title:   Authorised Signatory
                                        ----------------------------------------


                               XCEL PHARMACEUTICALS, INC.


                               By:      /s/ Michael Borer
                                        ----------------------------------------
                               Title:   President & CEO
                                        ----------------------------------------

                                                          CONFIDENTIAL TREATMENT


                                    SCHEDULES
                                    ---------

Schedules
---------

Exhibit A - Product

Seller Disclosure Schedule

Buyer Disclosure Schedule



The exhibits and schedules have been omitted from this Agreement as filed with the Securities and Exchange Commission (the "SEC"). The omitted information is filed as a separately numbered exhibit to the Registration Statement or is considered immaterial from an investor's perspective. The Registrant will furnish supplementally a copy of any of the documents to the SEC upon request of the SEC.